FORTRESS NET LEASE REIT
Charter of the Audit Committee
of the Board of Trustees
PURPOSE
The Audit Committee (the “Committee”) has been established by the Board of Trustees (the “Board”) of Fortress Net Lease REIT, a Maryland statutory trust (the “Company”), to assist the Board in fulfilling its responsibility to oversee the quality and integrity of the Company’s financial reporting and the audits of the financial statements of the Company by the registered public accounting firm employed by the Company for the audit of the Company’s financial statements or performing any other related work such as any other audit, review, or attest services for the Company (the “independent auditors”). The Committee’s purpose is to:
•Assist the Board’s oversight of:
The quality and integrity of the Company’s financial statements and internal controls;
The Company’s compliance with legal and regulatory requirements;
The Company’s overall risk management profile;
The independent auditors’ qualifications, performance and independence; and
The performance of the Company’s internal audit function.
MEMBERSHIP
The Committee shall be comprised of not less than three members of the Board. Members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier death, retirement, resignation or removal by the Board in its discretion. A majority of the Committee members shall be “independent” as defined in NYSE Listing Manual Rule 303A.02 or the requirements of any other established stock exchange on which the Company’s securities are traded, as such rules or requirements may be amended from time to time, and the Company’s Declaration of Trust, as may be amended from time to time. At least one member of the Committee shall qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”), and each member of the Committee shall be financially literate (i.e., have a working familiarity with basic finance and accounting practices) or acquire such familiarity within a reasonable period after his or her appointment. Each member of the Committee shall be qualified to serve on the Committee pursuant to any other requirements that the Board deems appropriate.
CHAIRPERSON
Unless the chairperson of the Committee (the “Chairperson”) is elected by the Board, the members of the Committee shall designate a Chairperson by the majority vote of the full

Committee membership. It is expected that the Chairperson will chair all regular sessions of the Committee. In the absence of the Chairperson, the Committee may select another member to preside.
DELEGATION TO SUBCOMMITTEE
The Committee may form subcommittees composed of one or more of its members for any purpose that the Committee deems appropriate and may delegate to such subcommittee such power and authority as the Committee deems appropriate. Decisions of any subcommittee will be presented to the full Committee at the Committee’s next regularly scheduled meeting.
DUTIES AND RESPONSIBILITIES
The Committee’s responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements.
In carrying out its oversight responsibility, it is expected that the Committee will undertake one or more of the activities set forth below, in each case, as may be necessary or desirable. These activities are set forth as a guide with the understanding that the Committee may carry out its oversight responsibility in a manner that, in its discretion, it deems appropriate given the circumstances.
Independent Auditors and Audit Process
•The Committee shall have the ultimate authority and responsibility to appoint, retain, determine the compensation of, oversee, evaluate and, where appropriate, replace the independent auditors.
The independent auditors shall report directly to the Committee.
The Committee should evaluate at least annually the experience, qualifications and performance of the lead partner and the senior members of the independent auditors’ engagement team and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The Committee shall present its conclusions to the full Board.
•Review and approve the scope of the audit services outlined in the independent auditors’ annual engagement letter.
•Review the scope of the annual audit outlined by the independent auditors and their proposed audit plan and procedures.
•Review with the independent auditors any problems, difficulties or disputes the auditors may have encountered in the course of the audit work or otherwise and any management letter provided by the auditors and the Company’s response to that letter.
•At least annually, receive and review a report by the independent auditors describing:

the independent auditors’ internal quality-control procedures;
any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation of governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and
the independent auditors’ independence, all relationships between such firm and the Company and all written statements and communications relating to relationships between the independent auditors and the Company required by applicable auditing standards of the Public Accounting Oversight Board (“PCAOB”) and SEC rules.
•Review any report of the independent auditors under Section 10A(k) of the Securities Exchange Act of 1934, as amended, if applicable, relating to:
Critical accounting policies and practices to be used;
Alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosure and treatments and the treatment preferred by the independent auditors; and
Other material written communications between the independent auditors and management, such as a management letter or schedule of unadjusted differences.
•Is it expected that the Committee will:
Prior to initial engagement, request from a public accounting firm a formal written statement delineating all relationships between the auditors and the Company consistent with applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence;
Discuss with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC, if applicable, from time to time;
Request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company and affirming the auditors’ independence consistent with applicable PCAOB requirements;
Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence and document the substance of such discussion;
Pre-approve all audit services and permissible non-audit services to be provided by the independent auditors in accordance with any policies adopted by the Committee;
Consider whether the independent auditor’s provision of permissible non-audit services is compatible with the independent auditor’s independence;

Ensure that the independent auditors do not perform any non-audit services that are prohibited by law or regulation; and
Establish clear hiring policies for employees or former employees of the independent auditors.
Financial Statements
•Review and discuss with management and the independent auditors the annual audited financial statements and the quarterly financial statements, including the matters required to be communicated by the auditors pursuant to applicable audit standards.
•To the extent applicable, recommend to the Board that the annual audited financial statements be included in the Company’s annual report on Form 10-K.
•To the extent applicable, review the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosures.
•Review any earnings press releases, as well as, to the extent applicable, Company policies with respect to earnings press releases. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed) and need not take place in advance of each earnings release.
•Consider major changes and other major questions of choice respecting the appropriate accounting principles, estimates and practices to be applied in the preparation of the Company’s financial statements.
•Review material pending legal proceedings involving the Company and consider other contingent liabilities, as well as other risks and exposures, that may have a material impact on the Company’s financial statements.
•Review the Company’s policies with respect to risk assessment and risk management.
•Review with management and the independent auditors the financial statement effects of pending regulatory and accounting initiatives.
•Review the impact of off-balance sheet arrangements on the Company’s financial statements.
•Review any significant disputes between management and the independent auditors that arose in connection with the preparation of the Company’s financial statements.
Internal Controls
•Consider the quality and adequacy of the Company’s internal controls and discuss with management and the independent auditors any major issues arising as to the adequacy of the Company’s internal controls, any actions taken in light of material control deficiencies and the adequacy of any disclosures about changes in internal control over financial reporting.

•Review the adequacy of the Company’s internal audit function and approve the engagement of any outsourced service provider for such purpose.
•To the extent applicable, review with the CEO and CFO the content of the certifications to be included in the Company’s Form 10-K and 10-Q reports and certification process and related disclosures regarding disclosure controls and procedures and internal controls for financial reporting, including:
any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and
any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
•Obtain reports from management, the Adviser, the internal audit service provider and the independent auditors, concerning the Company’s compliance with applicable laws and regulations and compliance by trustees, officers and employees with the Company’s Code of Business Conduct and Ethics and advise the Board with respect to policies and procedures regarding such compliance matters.
•Have the responsibility to establish procedures for:
the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and
the confidential, anonymous submission by any employees of concerns regarding questionable accounting or auditing matters.
•Have the responsibility to review and address any complaints submitted pursuant to its complaint procedures for accounting and auditing matters.
•Be responsible for the overall administration of the Company’s Code of Business Conduct and Ethics, including its interpretation and amendment.
The Committee should report regularly to the Board (i) and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function, (ii) following all meetings of the Committee regarding the matters discussed and considered at such meetings and (iii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.
MEETINGS
The Committee should meet as often as deemed necessary or appropriate in its judgment, generally at least four times each year, either in person or by phone and when necessary or desirable, may take action by unanimous written or electronic consent. A majority of the total number of members shall constitute a quorum at any meeting of the Committee, and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the

Committee. Any member of the Committee may call meetings of the Committee. The Committee shall meet with the independent auditors and management at least quarterly to review the Company’s financial statements. Trustees who are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any member of management of the Company, representatives of the Adviser and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may meet separately on occasion with each of management, representatives of the Adviser, the independent auditors and internal audit staff to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. Any action of the Committee (other than actions for which the Committee has sole authority as set forth herein) may be subject to review and modification by the Board. Minutes will be kept of each meeting of the Committee and will be available to each member of the Board.
PROCEDURES
The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems necessary or appropriate. In this regard, the Committee shall have the sole authority to engage and terminate independent counsel and other advisors, as it determines necessary or appropriate to carry out its duties, including the authority to approve the fees payable to such counsel or advisors and retention terms, without obtaining the approval of the Board or management. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and any advisors that the Committee chooses to engage, as well as funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
PERFORMANCE EVALUATION
The Committee should periodically prepare and provide to the Board a performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this Charter and such other matters as the Committee may determine. The Committee should periodically review and assess the adequacy of the Committee Charter and propose any recommended changes to the Board for review and approval by the Board.
LIMITATION OF AUDIT COMMITTEE’S ROLE
While the Committee has the oversight responsibility set forth in this Charter, it does not have the duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In addition, the Committee recognizes that the Company’s management, internal audit staff and the independent auditors devote more time to reviewing or analyzing the Company’s business and its operations and, as a result, have more knowledge and detailed information concerning the Company than members of the Committee. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the quality or adequacy of the independent auditors’ work or performance.
Adopted: May 1, 2023